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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934, as amended.

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐ Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
AXS-ONE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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AXS-One Inc.
301 Route 17 North
Rutherford, New Jersey 07070

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 11, 2003

TO OUR STOCKHOLDERS:

        The annual meeting of stockholders (the "Annual Meeting") of AXS-One Inc. (the "Company") will be held at the Renaissance Meadowlands Hotel, 801 Rutherford Avenue, Rutherford, NJ 07070, telephone number (201) 231-3100 on June 11, 2003, at 10:00 a.m. for the following purposes:

  (1)
  To elect eight directors to serve until the next Annual Meeting or until their respective successors shall have been duly elected and qualified;
  (2)
  To ratify the appointment of KPMG LLP as the Company's independent auditors for 2003; and
  (3)
  To transact such other business as may properly come before the Annual Meeting.

        Only stockholders of record at the close of business on May 2, 2003 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

        Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. A copy of the Company's Annual Report for the year 2002 is enclosed.

                      By Order of the Board of Directors,

                      John A. Rade
                      Chief Executive Officer and President

Rutherford, New Jersey
May 1, 2003

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
BE COMPLETED AND RETURNED PROMPTLY

AXS-ONE INC.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
June 11, 2003

This Proxy Statement is furnished to stockholders of record of AXS-One Inc. (the "Company") as of the close of business on May 2, 2003 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on June 11, 2003 (the "Annual Meeting").

        Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as Directors of the Company, "FOR" the ratification of the Company's independent public accountants, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted as a vote "WITHHELD" with respect to election of directors and as a vote against the ratification of the Company's independent public accountants and will not be counted in tabulations of the votes cast on any other proposal that may be properly presented at the Annual Meeting, whereas broker non-votes will not be counted and therefore will not affect the vote with respect to any such proposal.

        The Annual Report of the Company (which does not form a part of the proxy solicitation materials), including the Annual Report on Form 10-K with the financial statements of the Company for the fiscal year ended December 31, 2002, is being distributed concurrently herewith to stockholders. The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or other means by directors or employees of the Company or its subsidiaries without additional compensation. The Company will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.

        The mailing address of the principal executive offices of the Company is 301 Route 17 North, Rutherford, New Jersey 07070. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on or about May 9, 2003.

VOTING SECURITIES

        The Company has only one class of voting securities, its common stock, par value $0.01 per share (the "Common Stock"). At the Annual Meeting, each stockholder of record at the close of business on May 2, 2003 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On April 4, 2003 there were 24,959,742 shares of Common Stock outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

PROPOSAL 1

ELECTION OF DIRECTORS

        Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the eight nominees named below as Directors of the Company to serve until the next Annual Meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election.

        The Board of Directors currently has eight members, all of whom were elected to the Board of Directors by the stockholders at the 2002 annual stockholders meeting, and all of whom are nominees for election. Each director shall serve until the next Annual Meeting or until their respective successors shall have been duly elected and qualified. The affirmative vote of a plurality of the shares of the Company's outstanding Common Stock represented and voting at the Annual Meeting is required to elect the Directors.

Nominees for Election as Directors

        The following information as of April 8, 2003 with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

        Elias Typaldos, 52, a founder of the Company, has been Senior Vice President, Research and Development and a Director since the Company's formation in 1978, and Chairman of the Board since March 1997. In April 2002, Mr. Typaldos was named Executive Vice President, Technology and Business Operations.

        John A. Rade, 68, joined the Company as a Director, President and Chief Executive Officer in February 1997. Prior to joining the Company, Mr. Rade, was from April 1995, a Vice President of American Management Systems, Inc., and was also still active at S-Cubed International (now named Mergence Technology Corporation), a company in the client server system development and consulting market, which he founded in February 1990. Prior to this he held senior executive positions with Information Science, Inc., Cap Gemini and Computer Sciences Corporation.

        Gennaro Vendome, 56, a founder of the Company, has been a Vice President and director since the Company's formation in 1978. In April 2002, Mr. Vendome was named Executive Vice President of Sales, Marketing and Consulting for North America. Mr. Vendome was Treasurer of the Company from 1981 until 1991 and Secretary of the Company from 1982 until 1991.

        Robert Migliorino, 53, has been a director since 1991. As of January 1, 2002, Mr. Migliorino is a Managing Director and founding partner of W. Capital Management LLC, a private equity investment firm. Prior to W. Capital he was a founding partner of the venture capital partnership Canaan Partners, which through its affiliates was until early 2000 a principal stockholder of the Company. Prior to establishing Canaan Partners in 1987, he spent 15 years with General Electric Co. in their Drive Systems, Industrial Control, Power Delivery, Information Services and Venture Capital businesses.

        William E. Vogel, 65, has been a director since August 1996. Mr. Vogel is currently retired. From 1971 to October 2002, Mr. Vogel was Chief Executive Officer of Centennial Financial Group, Inc., which is in the health insurance business. He was also the Chief Executive Officer of W.S. Vogel Agency, Inc., a life insurance brokerage general agency, from 1961. From November 2000 to October 2002, Mr. Vogel was an employee and Executive Sales Manager for Benefitmall.com.

        Edwin T. Brondo, 55, has been a director since May 1997. Mr. Brondo is currently retired. From August 1998 to March 2000 he was Executive Vice President and Chief Financial Officer of e-Vantage Solutions, Inc., (formerly called Elligent Consulting Group, Inc.), a technology consulting company. e-Vantage Solutions may be deemed to be an affiliate of the Company by virtue of the relationship of e-Vantage Solutions with a major stockholder of the Company. Mr. Brondo was Chief Administrative Officer and Senior Vice President of First Albany Companies, Inc., an investment banking firm, from June 1993 until December 1997.

        Daniel H. Burch, 51, has been a director since October 1999. Mr. Burch is the Chairman of the Board, Chief Executive Officer and founder of MacKenzie Partners, Inc., a proxy solicitation and mergers and acquisitions firm. From January 1990 to the founding of MacKenzie Partners in February 1992, Mr. Burch was Executive Vice President at Dewe Rogerson & Company, an investor and public relations firm.

        Allan Weingarten, 65, has been a director since October 2000. Mr. Weingarten is currently Senior Vice President, Treasurer of U.S. Industries, Inc., a manufacturer of home and building products. He is also a director of Programmers Paradise, Inc. After his retirement in 1995 as a Senior Partner at Ernst and Young, LLP, and until January 2001 he was a private investor and independent business consultant.

Committees of the Board of Directors

        The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors and the accounting practices of the Company. The Audit Committee met six times during 2002. Messrs. Weingarten, Vogel and Burch are the members of the Audit Committee.

        The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as an appendix to this Proxy Statement. Messrs. Burch, Vogel and Weingarten, the current members of the Audit Committee, are each independent for purposes of Section 121(A) of the listing standards of the American Stock Exchange, on which the Company's Common Stock is traded.

        The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the CEO and other senior officers of the Company and administers the Company's stock option plans. The Compensation Committee held two formal meetings during 2002. Messrs. Migliorino and Brondo are the members of the Compensation Committee.

        The Board of Directors does not have a separate Nominating Committee; the entire Board assumes that role.

Attendance at Board and Committee Meetings

        During fiscal year 2002, the Board of Directors held six meetings. Except for Mr. Weingarten, during fiscal year 2002, each incumbent Director attended at least 75% of the number of meetings held of the Board of Directors and Committees on which he served. In addition to formal meetings, the Board of Directors and the Audit and Compensation Committees meet frequently on an informal basis.

Compensation of Directors

        Cash Compensation.    In 2002, Directors did not receive a fee for attending Board of Directors or committee meetings, but were reimbursed for expenses incurred in connection with performing their respective duties as Directors of the Company.

        Stock Option Grant.    Under the Company's 1998 Stock Option Plan, each non-employee Director first elected or appointed to the Board of Directors after June 1998 will automatically be granted an option for 20,000 shares of Common Stock on the date of his or her election or appointment to the Board of Directors. In addition, at each Annual Meeting of Stockholders commencing with the 1998 meeting, each non-employee director with at least twelve months of service on the Board of Directors who will continue to serve as a non-employee Director following the meeting will automatically be granted an option for 10,000 shares of Common Stock. Each option granted under the automatic grant program will have an exercise price equal to 100% of the fair market value of the Common Stock on the automatic grant date, a maximum term of ten years, subject to earlier termination upon the optionee's cessation of Board of Director service, and will vest in successive equal annual installments on the first four anniversaries of the date of grant. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving on the Board of Directors. Pursuant to the automatic option grant program, Messrs. Migliorino, Burch, Vogel, Weingarten and Brondo will each receive a 10,000-share option grant on the date of the Annual Meeting, if such individuals are reelected.

EXECUTIVE OFFICERS AND INFORMATION
REGARDING EXECUTIVE OFFICER COMPENSATION
Executive Officers

        The executive officers of the Company as of April 8, 2003 were as follows:

Name	Age	Position
John A. Rade	68	President, Chief Executive Officer, and Director
Elias Typaldos	52	Executive Vice President, Technology and Business Operations and Chairman of the Board
Gennaro Vendome	56	Executive Vice President of Sales, Marketing and Consulting for North America and Director
Paul Abel	49	Vice President, Secretary and General Counsel
William G. Levering III	43	Vice President, Chief Financial Officer and Treasurer
Alexander L. Karakozoff	47	Senior Vice President Sales and Marketing, North America
Nancy J. Turner	44	Vice President, Global Services
Thomas V. Manobianco	46	Vice President, Professional Services, North America

Information Concerning Executive Officers Who Are Not Directors

        Paul Abel joined the Company in April 1997 as Secretary and Corporate Counsel and was promoted to Vice President, Secretary and General Counsel in June 1998. From October 1996 to March 1997, Mr. Abel served as Project Manager for Charles River Computers, an IT systems integrator. From 1983 to September 1996, Mr. Abel was an attorney with Matsushita Electric Corporation of America, an electronic products manufacturer/distributor.

        William G. Levering III joined the Company as Revenue Controller in June 1996, was promoted to Corporate Controller in February 1997, Vice President, Corporate Controller in July 1998, and became Vice President, Chief Financial Officer and Treasurer on March 2,2001. Prior to joining the Company, Mr. Levering was a Senior Manager with the international accounting firm of KPMG LLP. Mr. Levering was employed by KPMG LLP from August 1982 to June 1996 and is a Certified Public Accountant.

        Nancy J. Turner joined the Company in September 1997. In December 2000, Ms. Turner assumed leadership of the AXS-One Global Services Team, which provides the services and infrastructure to support the efforts of local operations around the world. Prior to that, Ms. Turner served as Vice President of Knowledge Systems, Director of Documentation and Training, Assistant to the President for International Operations, and Director of the Year 2000 office. Before joining the Company Ms. Turner's assignments included Unit Delivery manager for the New Jersey unit of Cap Gemini, and in various client services roles at ADP.

        Thomas V. Manobianco rejoined the Company in February 2002 as the Vice President of Professional Services for North America. Prior to rejoining the Company he was Vice President of Global Services for StorageApps, a technology start-up enterprise in the data storage industry. Mr. Manobianco held positions as Vice President and Director of Professional Services for AXS-One from January 1995 to July 2000. From January 1989 to January 1995, he was a Senior Manager within Accenture's Systems Integration practice.

        Alexander L. Karakozoff joined the Company in April 2003 as the Senior Vice President of Sales and Marketing. Prior to joining the Company, he was Senior Vice President Sales and Marketing of iLumin Corporation, a secure applications start up company. Previous to iLumin, Mr. Karakozoff held positions as Vice President at PeopleSoft Inc. in 2000 and 2001, Area Vice President at Oracle Corporation in 1999, and Management Consultant to E. Jeffrey Bradford Group, a Private Capital Company in 1998. From 1992 to 1998, he was a Director of Marketing and held a sales management role at Silicon Graphics Corporation.

SUMMARY COMPENSATION TABLE

        The following table sets forth the annual and long-term compensation received for the three fiscal years ended December 31, 2002, by the Company's Chief Executive Officer who served in such capacity in the fiscal year 2002, and the four most highly compensated executive officers of the Company, other than the CEO, whose total compensation during fiscal year 2002 exceeded $100,000 and who were serving as executive officers as of fiscal year ended December 31, 2002 or served during fiscal year 2002 (collectively, the "Named Executive Officers"):

		Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Compensation			Restricted Stock Awards	Securities Underlying Options	All Other Compensation
John A. Rade Chief Executive Officer and President	2002 2001 2000	$300,000 380,000 300,000	$	— 50,000 100,000	$	— — —		— — —	— 120,000 —	$17,820(1 22,920(1 18,660(1	) ) )
Michael R. Jorgensen Executive Vice President, Chief Administrative Officer*	2002 2001 2000	202,500 213,750 190,000		— — 25,000		— — —		— — —	— 93,000 50,000	8,817(2 13,518(2 12,473(2	) ) )
Elias Typaldos Executive Vice President, Technology and Business Operations	2002 2001 2000	270,000 285,037 289,224		— — —		— — —		— — —	— 90,000 —	11,988(3 17,069(3 19,611(3	) ) )
William G. Levering III Vice President, Chief Financial Officer	2002 2001 2000	157,500 175,000 146,417		69,857 28,750 67,500		— — —		— — —	— 122,500 35,000	541(4 5,612(4 5,174(4	) ) )
Gennaro Vendome Executive Vice President Sales, Marketing, Consulting for North America	2002 2001 2000	189,000 171,000 166,920		— — —		1,704(5 31,489(5 73,204(5	) ) )	— — —	— 54,000 —	6,013(6 8,500(6 8,033(6	) ) )

*
Mr. Jorgensen resigned from the Company effective January 31, 2003.

(1)
Includes premiums on life and disability insurance and matching contributions to the Company's 401(k) plan of $5,250 and $5,100 for 2000 and 2001, respectively. In addition all three years include $9,000 of an auto allowance.

(2)
Includes premiums on life and disability insurance and matching contributions to the Company's 401(k) plan of $5,012 for 2000 and $5,100 for 2001, as well as an auto allowance of $6,600 for 2000 and $7,200 for 2001 and 2002.

(3)
Includes for 2000 and 2001, respectively, matching contributions to the Company's 401(k) plan in the amount of $4,708 and $5,100, and premiums on life and disability insurance for all three years. In addition, the Company provided an automobile to the officer which resulted in additional compensation of $9,447, $6,114 and $6,144 for, 2000, 2001 and 2002, respectively.

(4)
Includes premiums on life and disability insurance and matching contributions to the Company's 401(K) plan in the amount $4,676 for 2000 and $5,100 for 2001.

(5)
Includes for, 2000 and 2001, respectively, commissions of $71,500 and $30,000, and amounts for auto allowance of $1,704, $1,489 and $1,704 for 2000, 2001 and 2002 respectively.

(6)
Includes for 2000, 2001 and 2002, premiums on life and disability insurance, and matching contributions to the Company's 401(k) plan of $2,191 in 2000 and $1,665 in 2001.

1995 Stock Option Plan

        The 1995 Stock Option Plan was adopted by the Board of Directors and approved by the Stockholders in June 1995. The Board of Directors and Stockholders approved certain amendments to the 1995 Stock Option Plan in 1997.

1998 Stock Option Plan

        The 1998 Stock Option Plan was adopted by the Board of Directors, and approved by the Stockholders in June 1998. The Board of Directors and Stockholders approved certain amendments to the 1998 Stock Option Plan in 2001.

Option/SAR Grants in Last Fiscal Year

Option Grants In Fiscal 2002

        There were no options granted to the Named Executive Officers during 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth certain information with respect to the Named Executive Officers regarding stock option holdings as of December 31, 2002, and stock options exercised during fiscal 2002. No stock appreciation rights were exercised by any Named Executive Officer during fiscal year 2002 and no stock appreciation rights were outstanding as of December 31, 2002.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised in-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired Options Exercised(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John A. Rade	—	$—	808,000	—	$50,000	$—
Michael R. Jorgensen	—	—	340,500	25,000	39,600	—
Elias Typaldos	—	—	90,000	—	37,500	—
William G. Levering III	—	—	122,500	60,000	36,500	16,875
Gennaro Vendome	—	—	54,000	—	22,500	—

(1)
Based on the fair market value of the Company's Common Stock using the closing selling price on the American Stock Exchange of $0.75 per share of Common Stock at December 31, 2002, less the exercise price payable for such shares.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information with respect to securities authorized for issuance under equity compensation plans that were either previously approved by security holders or not previously approved by security holders as of December 31, 2002.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,277,000	$1.54	439,945
Equity compensation plans not approved by security holders	130,000	1.54	90,000

Total	6,407,000	1.54	529,945

        The equity compensation plans not approved by the security holders relate to warrants issued to non-employee advisors in exchange for consideration in the form of services received.

Employment and Severance Agreements

        The Company typically has employment agreements with all its employees including the Named Executive Officers, which detail initial annual salary, stock options, benefits and severance agreements, if applicable. The Named Executive Officers' severance agreements range from six months to one year.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers. The Compensation Committee also is responsible for the administration of the Company's Option Plans under which option grants may be made to executive officers and other employees. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in fiscal year 2002.

        General Compensation Policy.    The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is typically comprised of two elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

        Factors.    The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 2002 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

        Base Salary.    The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

        From time to time, the Compensation Committee may advocate cash bonuses when such bonuses are deemed to be in the best interest of the Company.

        Long-Term Incentive Compensation.    Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

        The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

        CEO Compensation.    In advising the Board of Directors with respect to the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) to make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation.

        The base salary established for Mr. Rade on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors. Mr. Rade's base salary was $400,000 for 2001, which combined his 2000 base salary with his guaranteed bonus. Effective July 1, 2001, Mr. Rade, together with other senior officers of the Company, received a 10% reduction in base salary which continued into 2002. Effective July 1, 2002, Mr. Rade's Annual Salary was reduced to 280,000, less the 10% continued reduction to December 31, 2002. Mr. Rade received a $50,000 performance bonus in 2001, which represented 25% of his total eligible performance bonus. Upon his employment by the Company, Mr. Rade was granted 25,000 shares of restricted stock and two stock options. The first stock option for 300,000 shares vested in three equal annual installments, and the other stock option for 300,000 shares shall vest either upon the earlier to occur of the completion of seven years of service with the Company or the achievement of certain performance-measured milestones. The Company has met one of the milestones and as such, 100,000 of these options vested. The remaining 200,000 shares were to vest in 2003 but were accelerated to 2002. The Company granted Mr. Rade 88,000 additional options due to anti-dilution provisions contained in the original stock option agreement related to certain stock issuances. Of these additional options, 50% vest in the manner of the first stock option and 50% vest in the manner of the other stock option. Mr. Rade received two stock option grants during 2001 totaling 120,000 shares, of which 40,000 shares vested on December 31, 2001, and the remaining 80,000 shares vested in equal quarterly installments during 2002. As of December 31, 2002 all of Mr. Rade's options are fully vested.

        Compliance with Internal Revenue Code Section 162(m).    As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers, which is not considered to be performance based. Compensation that does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Option Plans contain certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

        The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for the 2003 fiscal year will exceed the $1 million limit per officer. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

THE COMPENSATION COMMITTEE
Robert Migliorino
Edwin T. Brondo
May 1, 2003

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee reviews AXS-One's financial reporting process. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the 2002 Annual Report on SEC Form 10-K with AXS-One's management and the independent auditors. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America.

        The Audit Committee discussed with the independent auditors those matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees", as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from AXS-One and its management, including the matters in the written disclosures and letter received from the independent auditors, as required by Independence Standards Board No. 1, "Independence Discussions with Audit Committees".

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in AXS-One's Annual Report on SEC Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
William E. Vogel Daniel H. Burch Allan Weingarten

May 1, 2003

PERFORMANCE GRAPH

        Set forth below is a table comparing the annual percentage change in the Company's cumulative total stockholder return on its Common Stock from December 31, 1996 to the last day of the Company's last completed fiscal year (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Amex Market Value Index and stock indices comprised of companies in a line of business similar to the Company during the same period.

* $100 invested on 12/31/96 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation, Audit Committee Report and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will either such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 4, 2003 by (i) each Director and nominee for Director, (ii) each of the Named Executive Officers, (iii) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock and (iv) all executive officers and Directors as a group. The information concerning beneficial owners of more than 5% of the Company's Common Stock is based on filings with the Securities and Exchange Commission on Schedules 13(D), 13(G) and on Forms 3, 4, and 5; and certain other information obtained by the Company.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percentage of Shares Outstanding (1)
Elias Typaldos	2,754,624	(2)	11.04%
John A Rade	946,600	(3)	3.79
Gennaro Vendome	1,384,810	(4)	5.55
Robert Migliorino	111,930	(6)	*
William Vogel	100,000	(7)	*
Edwin T. Brondo	106,000	(8)	*
Daniel H. Burch	35,000	(9)	*
Allan Weingarten	25,000	(10)	*
William G. Levering, III	127,500	(11)	*
Michael R. Jorgensen	247,500	(12)	*
Andreas Typaldos	3,555,584	(13)	14.25
London Merchant Securities PLC	1,384,600	(5)	5.55
Lion Investments Limited	1,384,600	(5)	5.55
LMS Tiger Investments Limited	1,384,600	(5)	5.55
All Current Directors and Executive Officers As a Group (14 persons)	6,050,239	(14)	24.24%

*
Represents beneficial ownership of less than one percent of the Common Stock outstanding.

(1)
Applicable percentage of ownership as of April 4, 2003 is based upon 24,959,742 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Gives effect to the shares of Common Stock issuable within 60 days of April 4, 2003 upon exercise of all options and other rights beneficially owned by the indicated stockholders on that date.

(2)
Includes (i) 327,521 shares owned by the Elias Typaldos Grantor Retained Annuity Trust dated October 13, 1994, (ii) 1,147,750 shares held by the Elias Typaldos Family Limited Partnership, (iii) 331,938 shares owned by the Judith Typaldos Grantor Retained Annuity Trust dated October 13, 1994, (iv) 11,313 shares held by Judith Typaldos, (v) 87,000 shares owned by Mr. Typaldos' three minor children, and (vi) 90,000 shares of Common Stock which may be purchased within 60 days of April 4, 2003 upon exercise of stock options. Mr. Typaldos' business address is the Company's principal executive offices.

(3)
Includes 808,000 shares of Common Stock which may be purchased within 60 days of April 4, 2003 upon the exercise of stock options.

(4)
Includes (i) 89,407 shares held by Carol Vendome, (ii) 149,062 shares held by the Vendome Grantor Retained Annuity Trust dated January 24, 1995, (iii) 151,297 shares held by the Carol Vendome Grantor Retained Annuity Trust dated January 24, 1995, (iv) 5,655 shares held by Carol Vendome as custodian for Laura Vendome, (v) 109,095 shares held by the Vendome Family Limited Partnership and (vi) 54,000 shares of Common Stock which may be purchased within 60 days of April 4, 2003 upon exercise of stock options. Mr. Vendome's business address is the Company's principal executive offices.

(5)
This number represents the number of shares beneficially owned by London Merchant Securities PLC; Lion Investments Limited; LMS Tiger Investments Limited as a "group" under Section 13(d) of the Securities Exchange Act of 1934. Lion Investments Limited and LMS Tiger Investments Limited are investment companies wholly owned by London Merchant Securities PLC. Of the total number of shares beneficially owned, Lion Investments Limited has voting and dispositive power over 403,100 shares; LMS Tiger Investments Limited has voting and dispositive power over 981,500 shares and London Merchant Securities has shared voting and shared dispositive power over 1,384,600 shares. The address for London Merchant Securities PLC, Lion Investments Limited and LMS Tiger Investments Limited is Carlton House, 33 Robert Adam Street, London W1M 5AH England.

(6)
Includes 70,500 shares of Common Stock which may be purchased within 60 days of April 4, 2003 upon exercise of stock options.

(7)
Includes (i) 20,000 shares held by the William E. Vogel IRA and (ii) 73,500 shares of Common Stock which may be purchased within 60 days of April 4, 2003 upon exercise of stock options.

(8)
Includes (i) 1,500 shares held by Pamela R. Brondo, Mr. Brondo's wife, as custodian for Edwin T. Brondo, Jr. UTMA/NY and (ii) 67,500 shares of Common Stock which may be purchased within 60 days of April 4, 2003 upon exercise of stock options.

(9)
This number represents the number of shares of Common Stock which may be purchased by Mr. Burch within 60 days of April 4, 2003 upon the exercise of stock options.

(10)
This number represents the number of shares of Common Stock which may be purchased by Mr. Weingarten within 60 days of April 4, 2003 upon the exercise of stock options.

(11)
Includes 122,500 of shares of Common Stock which may be purchased by Mr. Levering within 60 days of April 4, 2003 upon the exercise of stock options.

(12)
This number represents the number of shares of Common Stock which may be purchased by Mr. Jorgensen within 60 days of April 4, 2003 upon the exercise of stock options.

(13)
Includes (i) 680,504 shares owned by the Andreas Typaldos GRAT dated September 29, 1993; (ii) 11,047 shares owned by Renee Typaldos, Mr. Typaldos' wife, (iii) 755,504 shares owned by the Renee Typaldos GRAT dated September 29, 1993,and (iv) 1,758,529 shares held by the Andreas Typaldos Family Limited Partnership. Mr. Typaldos' business address is 40 West 77th Street, NY, NY 10024.

(14)
Includes 1,913,525 shares of Common Stock which may be purchased within 60 days of April 4, 2003 upon the exercise of stock options.

Section 16(a) Beneficial Ownership Compliance

        Under the securities laws of the United States, the Company's Directors, Executive Officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities Exchange Commission, the American Stock Exchange and the Company. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during fiscal year 2002. Based solely on its review of such forms received by it from such persons for their fiscal year 2002 transactions, the Company believes that all filing requirements applicable to such officers, directors, and greater than ten percent beneficial owners were complied with, except that (i) Mr. Manobianco filed on May 7, 2002 a Form 3 related to his becoming a reporting officer on February 25, 2002, which Form 3 reported the beneficial ownership of no Company Common Stock as of February 25, 2002, and (ii) Ms. Turner reported the grant to her by the Company on November 21, 2002 of an option to purchase 10,000 shares of the Company's Common Stock by a Form 4 filed on December 3, 2002, which delay was solely the result of delayed notification by the Company to Ms. Turner of the granting of the option to her.

CERTAIN TRANSACTIONS

        During the year ended December 31, 2002, the Company recorded as expense approximately $34,000 related to work performed by Mergence Technology Corporation on behalf of the Company, which sum includes royalties paid to Mergence in connection with the Company's licensing to its customers of certain software owned by Mergence. Mergence is the successor-in-interest to S-Cubed International's rights and obligations under certain contracts with the Company. Mr. Rade, who joined the Company as Chief Executive Officer and President in February 1997, founded S-Cubed International in February 1990 and currently beneficially owns 53% of the outstanding stock of Mergence. The Company believes that the amounts paid to Mergence are comparable to the amounts the Company would have otherwise paid for comparable services from an unaffiliated party.

PROPOSAL 2

PROPOSED RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as the Company's independent public accountant for fiscal year 2003. KPMG LLP served as the Company's independent public accountant and auditor during fiscal year 2002. In the event that ratification of this selection of auditors is not approved by the affirmative vote of a majority of shares having voting power present in person or represented by proxy at the meeting, the selection of independent auditors will be reconsidered by the Audit Committee. After such reconsideration, the Audit Committee may possibly without seeking further stockholder notification, either reaffirm its appointment of KPMG LLP or decide to appoint other independent public accountants.

Audit Fees

        The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual consolidated financial statements for the years ended December 31, 2002 and 2001, and the reviews of the consolidated financial information included in the Company's Forms 10-Q for fiscal 2002 and 2001, were $341,000 and $330,000 respectively. Fees billed by KPMG LLP for audit related services were none and $26,000 for fiscal 2002 and 2001, respectively.

Financial Information Systems Design and Implementation Fees

        There were no fees billed in 2002 or 2001 by KPMG LLP for professional services related to financial information systems design and implementation.

All Other Fees

        The aggregate fees billed by KPMG LLP for services other than services noted above were approximately $23,000 and $25,000 for the years ended December 31, 2002 and 2001, and were comprised of the following:

	2002	2001
Tax compliance	$16,000	$16,000
Tax advisory	-0-	7,000
Other	7,000	2,000

	$23,000	$25,000

        The Audit Committee has considered whether, and concluded that, the provision of these services is compatible with maintaining KPMG LLP's independence.

        Representatives from KPMG LLP are expected to be in attendance at the Annual Meeting with the opportunity to make a statement and respond to questions.

        The Board of Directors recommends a vote for ratification of the appointment of KPMG LLP as the Company's independent public accountants.

STOCKHOLDER PROPOSALS

        In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at the 2004 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than January 1, 2004, if such proposals are to be considered for inclusion in the Company's proxy statement and form of proxy. In addition, if a stockholder does not advise the Company by March 31, 2004, that the stockholder intends to submit a proposal to the

Company's stockholders that will not be included in the Company's proxy statement, the proxies named in the Company's form of proxy may exercise their discretionary authority in voting on the stockholder's proposal.

OTHER MATTERS

        Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

        Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                      By Order of the Board of Directors,

                      John A. Rade
                       President and Chief Executive Officer

Rutherford, New Jersey
May 1, 2003

AUDIT COMMITTEE CHARTER(1)

(1)
It is the intent of the Board of Directors that this Audit Committee fulfill the function of the Finance Committee referenced in the Company's Bylaws.

Purpose

        The Audit Committee is appointed by the Board of Directors (the "Board") (1) to monitor the integrity of the financial statements of the Company, (2) to assist the Board in carrying out the Board's responsibility to monitor the Company's compliance with legal and regulatory requirements related to the Company's reporting of the results of its operations, (3) to monitor the Company's independent auditor's qualifications and independence, and (4) to monitor the performance of the Company's internal audit function, if any, and independent auditors.

        The Audit Committee shall prepare the report(s) required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement and other filings with the SEC.

Committee Membership

        The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence, experience and other applicable requirements of the American Stock Exchange (or other national securities exchange or other market on which the Common Stock of the Company is traded), Section 10A(m)(3), or any successor, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all rules and regulations promulgated by the SEC. Each member of the Audit Committee shall be financially literate, as determined by the Board in its business judgment, and at least one member of the Committee shall, by virtue of education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions (or experience actively supervising such a person or overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements, or other relevant experience), be an "audit committee financial expert" as that term is defined by applicable law and regulations (including regulations of the national securities exchange or other market on which the Common Stock of the Company is traded).

        The members of the Audit Committee shall be appointed by the Board for a one-year term subject to reappointment. Audit Committee members may be replaced by the Board. The Audit Committee or the Board may designate one member of the Committee as its Chairperson.

        Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant, at the Company's expense.

Committee Rules of Procedure

        The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. Special meetings may be convened as the Audit Committee deems necessary or appropriate.

        A majority of the members of the Audit Committee shall constitute a quorum to transact business. Members of the Audit Committee may participate in a meeting of the Committee by means of telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. Except in extraordinary circumstances as determined by a quorum of the Audit Committee, notice shall be delivered to all Committee members at least 24 hours in advance of the scheduled meeting. Minutes of each meeting will be kept and distributed to the Committee and, upon request, the entire Board.

        The affirmative vote of a majority of the members of the Audit Committee present at the time of such vote will be required to approve any action of the Committee. Subject to the requirements of any applicable law, regulation or American Stock Exchange rule (or rule of any other national securities exchange or other market on which the Common Stock of the Company is traded), any action required or permitted to be taken at a meeting of the Audit Committee may be taken without a meeting if consent in writing, setting forth the action so taken, is signed by all of the members of the Committee. Such written consent shall have the same force as a unanimous vote of the Committee.

Committee Authority and Responsibilities

        The Audit Committee shall have the sole authority for the appointment, compensation, oversight, termination and replacement of the Company's independent auditor (subject, if determined by the Audit Committee, to stockholder ratification), and shall approve in advance all audit engagement fees and terms and all non-audit engagements with the independent auditors, but shall not approve any engagement with respect to those services set forth in Section 10A(g), or any successor, of the Exchange Act ("Restricted Non-Audit Services") except as permitted under Section 10A(h), or any successor, of the Exchange Act. The independent auditor shall report directly to the Audit Committee. The Audit Committee shall consult with management, but, except as expressly provided herein, shall not delegate these responsibilities.

        In the event the Audit Committee approves any Restricted Non-Audit Services, such approval shall be disclosed as required under Section 13(a) of the Exchange Act. The Audit Committee shall establish guidelines for the retention of the independent auditor for any Restricted Non-Audit Services. The Audit Committee may designate to one or more of its members the authority to approve the performance of Restricted Non-Audit Services by the independent auditor where (i) such services are consistent with the guidelines established by the Committee, (ii) such services were not recognized by the Company at the time of the engagement to be Restricted Non-Audit Services and (iii) the aggregate amount of all such Restricted Non-Audit Services provided to the Company constitutes not more than 5% of the total amount paid by the Company to the independent auditor during the fiscal year in which the Restricted Non-Audit Services are provided.

        If any audit engagement fees or terms require approval prior to the next scheduled meeting of the Audit Committee, the Committee may delegate to one or more of its members the authority to pre-approve such audit engagement fees or terms, provided that such pre-approval shall be presented to the full Committee for its approval at its next scheduled meeting. Except as provided above with regard to the independent auditor, the Audit Committee may form and delegate authority to subcommittees to the extent the Committee deems necessary or appropriate.

        The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its responsibilities, to retain at the expense of the Company special legal, accounting or other consultants to advise the Committee. The Audit Committee shall have the sole authority to approve all fees and terms of engagement of such advisors. The Audit Committee may designate any member of the Committee to execute documents on its behalf as it deems necessary or appropriate to carry out its responsibilities hereunder.

        The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee. The Audit Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions as often as the Committee determines, but not less frequently than annually. The Audit Committee may also, to the extent the Committee deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company.

        The Audit Committee shall make regular reports to the Board and shall review with the Board any issues that arise with respect to (i) the quality or integrity of the Company's financial statements, (ii) the Company's compliance with legal or regulatory requirements that may have a material impact on the Company's financial statements, (iii) the performance and independence of the Company's independent auditors or (iv) the performance of the internal audit function. In addition, the Audit Committee annually shall review its own performance.

        The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed change to the Board for its approval. This Charter is in all respects subject and subordinate to the Company's certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporate Law.

        In addition to the foregoing, the Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor the Company's annual audited financial statements, including the disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operation," prior to the filing of its Form 10-K, and report to the Board the results of the Committee's review.

2.
Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements, and report to the Board the results of the Committee's review.

3.
Discuss with management and the independent auditor, and resolve any disagreements between management and the independent auditor with respect to, significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4.
Review and discuss with management and the independent auditor any report of the independent auditor regarding (a) all critical accounting policies and practices to be used by the independent auditor, (b) alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, or (c) any other material written communications between the independent auditor and management, including any management letter or schedule of unadjusted differences.

5.
Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as all financial information and earnings guidance provided to analysts and rating agencies.

6.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

7.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8.
Review legal and regulatory matters that may have a material impact on the Company's financial statements, and all related compliance policies and programs. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies. Discuss with the Company's general counsel any legal matters that may have a material impact on the Company's financial statements.

9.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, or any successor, relating to the conduct of the audit. In particular, discuss:

(a)
the adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

(b)
the management letter provided by the independent auditor and the Company's response to that letter; and

(c)
any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to request information, and any significant disagreements with management.

Oversight of the Company's Relationship with the Independent Auditor

10.
Review the experience and qualifications of the senior members of the independent auditor team.

11.
Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and its related entities and the Company and its related entities. The report shall in all respects satisfy the requirements of Independence Standards Board Standard No. 1 as then in effect (or any successor thereto). Discuss the report with the independent auditor, and evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor.

12.
Consider when, in order to comply with Section 10A(j), or any successor, of the Exchange Act and to assure continuing auditor independence, to rotate the lead audit partner, the audit partner responsible for reviewing the audit or the independent auditing firm itself.

13.
Adopt policies for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account. Review the experience and qualifications of the senior management of the Company to ensure that none of them has a relationship with the independent auditor that would compromise the auditor's independence or otherwise cause the Company or the independent auditor to be in violation of Section 10A(l), or any successor, of the Exchange Act or any other legal or regulatory requirement.

14.
Obtain assurance from the independent auditor that each audit of the Company's financial statements has complied with the requirements of Section 10A, or any successor, of the Exchange Act.

15.
Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

16.
Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function, if any

17.
Review the appointment and replacement of the senior internal auditing executive.

18.
Review the significant reports to management prepared by the internal auditing department and management's responses.

19.
Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

20.
Establish and review periodically procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

21.
Review the annual internal control report prepared or issued by the independent auditor, and decide whether the internal control report should be included in the Company's Form 10-K.

        In addition to the activities described above, the Audit Committee will perform such other functions as necessary or appropriate in its opinion under applicable law, the Company's certificate or incorporation and bylaws, and the resolutions and other directives of the Board.

Limitation of Audit Committee Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate, fairly present the information shown or are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with any law, regulation or American Stock Exchange rule (or rule of any other national securities exchange or other market on which the Common Stock of the Company is traded), or the Company's Code of Conduct. 1 It is the intent of the Board of Directors that this Audit Committee fulfill the function of the Finance Committee referenced in the Company's Bylaws.

(Form of Proxy)
AXS-ONE INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS—June 11, 2003
 (This Proxy is Solicited by the Board of Directors of the Company)

The undersigned stockholder of AXS-One Inc. hereby appoints John A. Rade, President and Chief Executive Officer and William G. Levering III, Vice President, Chief Financial Officer and Treasurer and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of AXS-One Inc. to be held at the Renaissance Meadowlands Hotel, 801 Rutherford Avenue, Rutherford, NJ 07070, telephone number (201) 231-3100 on June 11, 2003, at 10:00 a.m. or any adjournment thereof.

1.
ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

☐	FOR all nominees below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

  (1) Elias Typaldos; (2) John A. Rade; (3) Gennaro Vendome; (4) Daniel H. Burch;
  (5) Robert Migliorino; (6) William E. Vogel; (7) Edwin T. Brondo; and (8) Allan Weingarten

  INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.

2.
Ratification of Appointment of KPMG LLP as the Company's Independent Auditors for 2003

☐	FOR appointment of KPMG LLP	☐	AGAINST appointment of KPMG LLP	☐	ABSTAIN
3.
IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND FOR THE RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2003.

  NOTE:    Please date and sign this Proxy exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

Signature(s) of Stockholder
Dated:

QuickLinks

AXS-One Inc. 301 Route 17 North Rutherford, New Jersey 07070
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS June 11, 2003
VOTING SECURITIES
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS AND INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION Executive Officers
SUMMARY COMPENSATION TABLE
Option Grants In Fiscal 2002
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN TRANSACTIONS
PROPOSAL 2
PROPOSED RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
AUDIT COMMITTEE CHARTER(1)